CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-222616 and 333-225948 on Form S-8, and Registration Statement No. 333-232580 on Form S-3ASR of our reports dated February 26, 2020, relating to the financial statements of Liberty Oilfield Services Inc. and its subsidiaries and the effectiveness of Liberty Oilfield Services Inc. and its subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Denver, Colorado
February 26, 2020